EXHIBIT 99.1

Peraso Announces Fourth Quarter and Full Year 2023 Results

SAN JOSE, Calif., March 18, 2024 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a global leader in mmWave technology for 60 GHz unlicensed and 5G licensed networks, today announced financial results for the fourth quarter and full year ended December 31, 2023.

Management Commentary

“Consistent with our prior expectations, product revenue for the fourth quarter reflected the ongoing inventory correction in the market for our mmWave products, as well as the non-linear timing of end-of-life shipments for our memory IC products,” commented Ron Glibbery, CEO of Peraso. “Since the beginning of the new year, these headwinds have begun to moderate, and we anticipate revenue growth to resume in the first quarter and for the full year. These expectations are supported by over $12 million of remaining total order backlog for our memory IC products, as well as new orders for our mmWave products targeting fixed wireless access (FWA) applications, including from our largest customer.

“Also notable, we have recently seen an uptick in customer engagement activity with wireless Internet service providers (WISPs) seeking to deploy affordable gigabit wireless connectivity in international markets. In January, we secured the first commercial order for Peraso’s newly launched DUNE product platform designed specifically for dense urban environments, and we have since commenced proof-of concept engagements with multiple additional service providers.

“More recently, we took actions to strengthen our cash position and balance sheet by completing a public offering, which provides working capital to continue executing our business plan and focus on growing the customer base for our mmWave products. With the expanding engagement pipeline for our mmWave solutions and the initial indications of renewed customer demand, we are very optimistic about the Company’s outlook for 2024.”

Fourth Quarter 2023 Financial Results

Total net revenue for the fourth quarter of 2023 was $1.8 million, compared with $4.5 million in the prior quarter and $3.9 million in the same quarter a year ago. Product revenue for the fourth quarter of 2023 was $1.5 million, compared with $4.3 million in the prior quarter and $3.8 million in the same quarter a year ago. The sequential and year-over-year decrease in revenue was primarily attributable to reduced shipments of both mmWave and memory IC products.

GAAP gross margin for the fourth quarter of 2023 was negative 147.3%, compared with 45.4% in the prior quarter and 44.2% in the same quarter a year ago. On a non-GAAP basis, gross margin for the fourth quarter of 2023 was negative 116.6%, compared with 58.0% in the prior quarter and 53.4% in the same quarter a year ago. The negative gross margin for the fourth quarter of 2023 was primary attributable to a $3.0 million inventory write-down during the quarter, which comprised a combination of mmWave and end-of-life memory IC products.

Total operating expenses on a GAAP basis for the fourth quarter of 2023 were $5.5 million, which included $0.2 million of asset write-downs, compared with $5.6 million in the prior quarter and $16.2 million in the same quarter a year ago, which included a $9.9 million goodwill impairment charge. Operating expenses on a non-GAAP basis for the fourth quarter of 2023, which exclude stock-based compensation expenses and amortization of intangible assets, were $4.0 million, compared with $4.0 million in the prior quarter and $4.8 million in the same quarter a year ago. The reduction in fourth quarter non-GAAP operating expenses was attributable to a combination of previous cost reductions initiated in the second half of 2022, as well as incremental cost containment actions taken by the Company during the fourth quarter of 2023.

GAAP net loss for the fourth quarter of 2023 was $8.9 million, or ($12.48) per share, compared with a net loss of $0.6 million, or ($0.87) per share, in the prior quarter, and a net loss of $14.6 million, or ($28.45) per share, in the fourth quarter 0f 2022.

Non-GAAP net loss for the fourth quarter of 2023 was $6.1 million, or ($8.52) per share, compared with a net loss of $1.1 million, or ($1.56) per share, in the prior quarter and a net loss of $2.8 million, or ($5.41) per share, in the fourth quarter of 2022. Adjusted EBITDA for the fourth quarter of 2023 was negative $5.9 million, compared with a negative $0.9 million in the prior quarter and a negative $2.5 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

As of December 31, 2023, the Company had cash and cash equivalents of approximately $1.6 million. Subsequent to year-end, the Company closed an underwritten public offering of common stock and warrants, which resulted in net proceeds of approximately $3.4 million.

Full Year 2023 Financial Results

Total net revenue for 2023 was $13.7 million compared with $14.9 million in the prior year. Product revenue in 2023 was $12.9 million, compared with $14.2 million in 2022. The decreases in total net revenue and product revenue were primarily attributable to reduced shipments of  mmWave products, partially offset by increased shipments of memory IC products.

GAAP gross margin for 2023 was 13.6%, compared with 40.1% for 2022. On a non-GAAP basis, gross margin for 2023 was 28.0%, compared with 49.7% for 2022. The year-over-year decrease in GAAP and non-GAAP gross margin primarily reflected the  $3.0 million write-down of inventory in the fourth quarter of 2023.

Total operating expenses on a GAAP basis for 2023 were $22.5 million, compared with operating expenses of $38.3 million for 2022. Total non-GAAP operating expenses for 2023, excluding stock-based compensation expenses and amortization of intangible assets, were $16.4 million, compared with $22.0 million in 2022. Operating expenses on both a GAAP and non-GAAP basis were reduced by non-recurring gains on a 2022 asset and license sale of which $0.4 million and $2.6 million were recognized in 2023 and 2022, respectively.  A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss for 2023 was $16.8 million, or ($26.00) per share, compared with a net loss of $32.4 million, or ($64.41) per share, for 2022.

Non-GAAP net loss for 2023 was $12.2 million, or ($18.90) per share, compared with a net loss of $14.7 million, or ($29.17) per share, in 2022. Adjusted EBITDA for 2023 was a negative $11.2 million, compared with a negative $13.7 million for 2022.

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Business Outlook

The Company expects total net revenue for the first quarter of 2024 to be in the range of $2.6 million to $2.9 million.

Strategic Action Update

In August 2023, the Company engaged an investment bank to assist with the exploration of strategic alternatives, including a merger, sale of assets or other similar transaction, with the intention to maximize stockholder value and further our business operations. In January 2024, the Company terminated such advisory agreement. The Company currently has no commitments or agreements and is not negotiating with any parties relating to a merger, sale of assets or other similar transaction.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, March 18, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Date: Monday, March 18, 2024

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Passcode: 871343

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at www.perasoinc.com. A replay of the conference call will also be available through March 25, 2024, and can be accessed by calling 1-877-481-4010, and using passcode 50105. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, goodwill impairment charges and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

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Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated March 18, 2024, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2024 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	our ability to continue as a going concern;
•	our ability to raise additional capital to fund our operations;
•	annual expense savings expected from the Company’s cost reduction initiatives;
•	the timing of customer orders and product shipments;
•

risks related to the COVID-19 pandemic that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;

•	inflationary risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;
•	ability to enhance our existing proprietary technologies and develop new technologies;
•	achieving additional design wins for our products through the acceptance and adoption of our technology by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of our products;
•	reliance on our manufacturing partners to assist successfully with the fabrication of our and production of our products;
•	impacts of the end-of-life of our memory products;
•	availability of quantities of our products supplied by our manufacturing partners at a competitive cost;
•

level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;

•	vigor and growth of markets served by our customers and our operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz license free and 5G mmWave wireless technology, offering chipsets, modules, software, and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video, and factory automation. In addition, Peraso's solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070| 949-224-3874

E: sheltonir@sheltongroup.com

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PERASO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net Revenue
Product	$1,468	$3,815	$12,853	$14,199
Royalty and other	364	72	896	669
Total net revenue	1,832	3,887	13,749	14,868

Cost of Net Revenue	4,531	2,168	11,877	8,915

Gross Profit (Loss)	(2,699)	1,719	1,872	5,953

Operating Expenses
Research and development	3,359	4,130	14,398	19,768
Selling, general and administrative	2,174	2,172	8,505	11,108
Gain on license and asset sale	-	-	(406)	(2,557)
Impairment of goodwill	-	9,946	-	9,946
Total operating expenses	5,533	16,248	22,497	38,265

Loss from operations	(8,232)	(14,529)	(20,625)	(32,312)

Change in fair value of warrant liabilities	(746)	-	3,493	-
Other income (expense), net	40	(64)	337	(86)
Net loss	$(8,938)	$(14,593)	$(16,795)	$(32,398)

Net loss
Basic and diluted	$(12.48)	$(28.45)	$(26.00)	$(64.41)

Shares used in computing net loss per share
Basic and diluted	716	513	646	503

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PERASO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,
	2023	2022

Assets
Current assets:
Cash, cash equivalents and investments	$1,583	$2,906
Accounts receivable, net	731	3,244
Inventories	2,606	5,348
Deferred cost of net revenue	-	600
Prepaid expenses and other	620	615
Total current assets	5,540	12,713

Property and equipment, net	1,156	2,225
Intangible assets, net	3,280	6,278
Right-of-use lease assets	615	1,147
Other	123	123
Total assets	$10,714	$22,486

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,448	$1,844
Deferred revenue	1,105	332
Short-term lease liabilities	370	687
Accrued expenses and other	611	1,817
Total current liabilities	4,534	4,680

Lease liabilities	349	470
Warrant liabilities	1,748	2,079
Total liabilities	6,631	7,229

Stockholders' equity	4,083	15,257

Total liabilities and stockholders’ equity	$10,714	$22,486

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PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

GAAP net loss	$(8,938)	$(14,593)	$(16,795)	$(32,398)
Stock-based compensation expense
- Research and development	737	767	3,046	3,342
- Selling, general and administrative	542	606	2,167	2,388
Total stock-based compensation expense	1,279	1,373	5,213	5,730

Amortization of intangibles (1)
- Cost of net revenue	563	358	1,980	1,432
- Selling, general and administrative	252	160	884	639
Total amortization of intangible assets	815	518	2,864	2,071

Impairment of goodwill	-	9,946	-	9,946
Change in fair value of warrant liabilities	746	(19)	(3,493)	(19)

Non-GAAP net loss	$(6,098)	$(2,775)	$(12,211)	$(14,670)

GAAP net loss per share	$(12.48)	$(28.45)	$(26.00)	$(64.41)
Reconciling items
- Stock-based compensation expense	1.78	2.68	8.07	11.39
- Amortization of intangible assets (1)	1.14	1.01	4.43	4.12
- Impairment of goodwill	-	19.39	-	19.77
- Change in fair value of warrant liabilities	1.04	(0.04)	(5.40)	(0.04)

Non-GAAP net loss per share	$(8.52)	$(5.41)	$(18.90)	$(29.17)

Shares used in computing non-GAAP net loss per share
Basic and diluted	716	513	646	503

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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PERASO INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands, except percentages; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023		December 31, 2023

GAAP gross profit (loss)	$(2,699)	-147.3%	$1,872	13.6%
Reconciling items:
- Amortization of intangibles	563	30.7%	1,980	14.4%

Non-GAAP gross profit (loss)	$(2,136)	-116.6%	$3,852	28.0%

	Three Months Ended		Twelve Months Ended
	December 31, 2022		December 31, 2022

GAAP gross profit	$1,719	44.2%	$5,953	40.1%
Reconciling items:
- Amortization of intangibles	358	9.2%	1,432	9.6%

Non-GAAP gross profit	$2,077	53.4%	$7,385	49.7%

PERASO INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Reconciliation of GAAP loss and adjusted EBITDA
GAAP net loss	$(8,938)	$(14,593)	$(16,795)	$(32,398)
Stock-based compensation expense
- Research and development	737	767	3,046	3,342
- Selling, general and administrative	542	606	2,167	2,388
Stock-based compensation expense	1,279	1,373	5,213	5,730

Amortization of intangibles (1)	815	518	2,864	2,071
Impairment of goodwill	-	9,946	-	9,946
Change in fair value of warrant liabilities	746	(19)	(3,493)	(19)

Non-GAAP net loss	(6,098)	(2,775)	(12,211)	(14,670)
EBITDA adjustments:
- Depreciation and amortization	232	250	946	986
- Interest expense	4	5	21	16

Adjusted EBITDA	$(5,862)	$(2,520)	$(11,244)	$(13,668)

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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